UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2004

SETO HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

NEVADA	0-28698	77-0082545

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS. Employer Identification number)

554 North State Road, Briarcliff Manor, New York	10510

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 914-923-5000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On March 15, 2004, SETO Holdings, Inc. (the “Registrant”) publicly disseminated a press release announcing an odd lot purchase program for stockholders of less than 100 shares of the Registrant’s common stock, whereby stockholders will have the opportunity to sell their shares to the Registrant for a price of $0.20 per share with no brokerage fees. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 7. Financial Statements and Exhibits.

     (c) The following exhibit is filed with this report:

Exhibit Number	Description
99.	Press Release dated March 15, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SETO HOLDINGS, INC.

Dated: March 16, 2004	By:	/s/ Eugene Pian

Eugene Pian, President

2